SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        August 19, 2008 (August 15, 2008)
                Date of Report (Date of earliest event reported)


                          CRAFT BREWERS ALLIANCE, INC.
               (Exact Name of Registrant as Specified in Charter)


       Washington                     0-26542                91-1141254
(State or Other Jurisdiction  (Commission file number)     (I.R.S. Employer
    of Incorporation)                                     Identification No.)


                                929 North Russell
                             Portland, Oregon 97224
               (Address of Principal Executive Offices, Zip Code)


                                 (503) 331-7270
              (Registrant's Telephone Number, Including Area Code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02         Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2008, pursuant to his agreement regarding employment with the Company, Mr. Jay T. Caldwell resigned as Chief Financial Officer and Treasurer of Craft Brewers Alliance, Inc. (the "Company") following the filing of the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2008. Upon Mr. Caldwell's resignation, and as previously disclosed in the Company's current report on Form 8-K filed on July 2, 2008, Mr. Mark D. Moreland, age 43, the Company's Chief Accounting Officer, was promoted to Chief Financial Officer and Treasurer. Mr. Moreland has served as Chief Accounting Officer of the Company since July 1, 2008. From April 1, 2008 to June 30, 2008, Mr. Moreland served as Chief Financial Officer of Widmer Brothers Brewing Company. From July 2006 to November 2007, he was Executive Vice President and Chief Financial Officer of Knowledge Learning Corporation (KLC), the $1.7 billion parent company of the KinderCare early childhood education business. From July 2005 to June 2006, he held Interim CFO and Senior Vice President - Finance and Treasurer roles with Movie Gallery, Inc., which operates the Movie Gallery and Hollywood Entertainment video rental chains. From August 2002 to July 2005, he was Senior Vice President, Finance and Treasurer of Hollywood Entertainment Corporation, which was acquired by Movie Gallery in April 2005. Movie Gallery and each of its U.S. affiliates, including Hollywood Entertainment, filed voluntary petitions under Chapter 11of the U.S. Bankruptcy Code on October 16, 2007. Their plan of reorganization was confirmed by the Bankruptcy Court on April 10, 2008. Mr. Moreland also previously worked with Kmart Corporation, Deloitte Consulting, Blue Shield of California and the U.S. General Accounting Office. Mr. Moreland earned an MBA from the University of Michigan and a B.S. in Economics from the University of Texas at Arlington.

Mr. Moreland's compensation was not adjusted upon his promotion to Chief Financial Officer and Treasurer, and his letter agreement with the Company was not amended. A copy of the letter agreement with Mr. Moreland was filed as
Exhibit 10.5 to the Company's current report on Form 8-K filed on July 2, 2008.

Effective August 15, 2008, Mr. Joseph K. O'Brien was appointed by the Board of Directors to the office of Controller and Principal Accounting Officer. Since July 1, 2008, Mr. O'Brien, age 50, has served as the Company's Controller. From April 7, 2008 to June 30, 2008, Mr. O'Brien served as the Corporate Controller of Widmer Brothers Brewing Company, and from March 2007 to April 2008, he served as the West Coast Controller for the Metals Recycling Business of Schnitzer Steel Industries, Inc. From January 1997 to July 2006, Mr. O'Brien was Vice President, Chief Financial Officer and Secretary of Phoenix Gold International, Inc., a manufacturer and distributor of car, professional sound and home audio products. From September 1981 to December 1996, he was a certified public accountant with Deloitte & Touche LLP. Mr. O'Brien earned a Bachelor's Degree in Business Administration and an MBA from Portland State University.

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Mr. O'Brien will serve as an "at-will" employee of the Company. Mr. O'Brien will receive an annual base salary of $125,000 per year, subject to review and annual adjustment. Mr. O'Brien will also be eligible for an annual discretionary bonus of 20% of his base salary, and will be entitled to participate in all of the Company's employee benefit programs for which he is eligible.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CRAFT BREWERS ALLIANCE, INC.



Dated:  August 19, 2008                 By: /s/ David J. Mickelson
                                             -----------------------------------
                                               David J. Mickelson
                                               Co-Chief Executive Officer

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